UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2011

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 6, 2011, Entravision Communications Corporation (the “Company”) announced that it successfully completed its registered exchange offer to exchange up to $400 million aggregate principal amount of its 8.750% Senior Secured First Lien Notes due 2017 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 8.750% Senior Secured First Lien Notes due 2017, which were issued by the Company in a private offering that closed on July 27, 2010 (the “Outstanding Notes”). $400 million aggregate principal amount of the Outstanding Notes, representing 100% of the outstanding principal amount of the Outstanding Notes, were validly tendered and accepted for exchange by the Company at the expiration of the exchange offer. The exchange offer expired as scheduled at 5:00 p.m., New York City time, on January 6, 2011. A copy of the related press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The press release attached hereto as Exhibit 99.1 shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the Outstanding Notes or Exchange Notes described therein. The exchange offer was made only pursuant to a prospectus and associated letter of transmittal and only to such persons in such jurisdictions as is permitted under applicable law.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

99.1	Press Release issued by Entravision Communications Corporation on January 6, 2011, announcing completion of its registered exchange offer for 8.750% senior secured first lien notes due 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: January 6, 2011	By:	/S/ WALTER F. ULLOA
	Name:	Walter F. Ulloa
	Title:	Chairman and Chief Executive Officer